Exhibit 99.1

Houghton Mifflin Harcourt Enters Into Definitive Agreement to Divest HMH Books & Media Consumer Publishing Business for $349 Million

Upon closing of transaction, HMH to become pure-play K–12 learning technology company

BOSTON – March 29, 2021 – Learning technology company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced that it has entered into a definitive agreement to divest HMH Books & Media, its consumer publishing business, to HarperCollins Publishers, a division of News Corp (Nasdaq: NWSA), a global, diversified media and information services company, for a cash purchase price of $349 million.The divestiture enables HMH to focus singularly on K–12 education and accelerate growth momentum in digital sales, annual recurring revenue and free cash flow while paying down a significant portion of its debt.

For nearly two centuries, HMH Books & Media has published some of the world’s most renowned novels, nonfiction, cookbooks and children’s books. HMH publishes celebrated best-sellers such as the popular J.R.R. Tolkien titles, The Best American® series, major cookbook brands such as Instant Pot Miracle and the How to Cook Everything® series, as well as iconic children’s books and characters such as Curious George®, Little Blue Truck, and The Giver. HMH Books & Media also houses HMH Productions, an innovative production company, with expertise across all media platforms that produces TV, film, and interactive media including Carmen Sandiego (an original Netflix series and film) and more.

“At HMH, we are incredibly proud of our legacy, which encompasses nearly 200 years of innovation in trade publishing and education, touching countless teachers, students and readers over time. The divestiture of the HMH Books & Media business allows us to deepen our focus on K–12 education, while also providing our talented consumer publishing colleagues and authors with infrastructure and support to fuel continued growth, champion new stories and continue this legacy,” said Jack Lynch, President and CEO, HMH.

HMH is the largest learning technology company in the K–12 market, serving 90% of the schools, teachers and students in the U.S. “HMH is the leader in not only scale, but in proven, research-based programs informed by learning science—and it is that intersection of learning science and learning technology that sets us apart. There is incredible demand for our expertise as schools across the country plan for post-pandemic learning and recovery,” added Lynch. “This is an inflection moment for K–12 education in our country and for HMH as a trusted partner to schools and teachers in advancing learning for every student.”

As part of the agreement, all HMH Books & Media employees will join HarperCollins, News Corp’s trade publishing division. HMH and News Corp will work closely to provide a smooth transition for employees, customers, authors and illustrators.

The divestiture is subject to customary closing conditions, including regulatory approvals.  The transaction is expected to close in the second quarter of 2021.

Updated Outlook

HMH today also updated its full-year 2021 outlook to adjust for the sale. The Company now expects 2021 billings in a range of $905 million to $955 million with an unlevered free cash flow margin in a range of 9% to 11%, reflecting the expected removal of HMH Books & Media from continuing operations. HMH will report the HMH Book & Media business as discontinued operations beginning with the quarter ending March 31, 2021.

HMH Books & Media contributed approximately $192 million in billings to HMH in 2020. HMH expects total net cash proceeds of approximately $337 million, which it plans to use all net proceeds to pay down debt, further aligning the company’s capital structure with its Digital First, Connected strategy.

Advisors

Centerview Partners served as exclusive financial advisor to HMH. Wilmer Cutler Pickering Hale and Dorr LLP acted as HMH’s legal counsel and Milbank LLP acted as HMH’s antitrust counsel.

Investor Call Information

In connection with this announcement, the Company will be holding a conference call at 8:30 a.m. ET on Monday, March 29, 2021, to discuss the Transaction with investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 5884357

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/sx4ijh9j

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until April 8, 2021 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 5884357.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (NASDAQ: HMHC) is a learning technology company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students' potential and extend teachers' capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children's books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

About News Corp

News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

About HarperCollins

HarperCollins Publishers is the second-largest consumer book publisher in the world, with operations in 17 countries. With 200 years of history and more than 120 branded imprints around the world, HarperCollins publishes approximately 10,000 new books every year in 16 languages and has a print and digital catalog of more than 200,000 titles. Writing across dozens of genres, HarperCollins authors include winners of the Nobel Prize, the Pulitzer Prize, the National Book Award, the Newbery and Caldecott Medals, and the Man Booker Prize. HarperCollins, headquartered in New York, is a subsidiary of News Corp and can be visited online at corporate.HarperCollins.com.

Use of Non-GAAP Financial Measures

To provide additional insights into our expected performance on a forward-looking basis, we have presented the non-GAAP measure of unlevered free cash flow margin. This measure is not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Management believes that the presentation of this non-GAAP measure provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Management believes that the presentation of unlevered free cash flow margin provides useful information to our investors because management regularly reviews this metric as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define their non-GAAP measures differently and, as a result, our use of this non-GAAP measures may not be directly comparable to free cash flow measures used by other companies. Although we use non-GAAP measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP and is not intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on non-GAAP measures. Management is unable, without unreasonable efforts, to present a quantitative reconciliation of this forward-looking non-GAAP financial measure (Unlevered free cash flow margin) to its most directly comparable forward-looking GAAP financial measure (Cash flow from operating activities) because management cannot reliably predict all of the necessary components of such GAAP measure on a forward-looking basis.

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things: the expected timetable for closing the disposition of HMH Books & Media, including the satisfaction or waiver of closing conditions; 2021 outlook for billings and free cash flow; the use of the net proceeds from the transaction to pay down debt; the expected impact of our Digital First, Connected strategy and the actions described in this press release; the expected impact of the COVID-19 pandemic; our future results of operations, financial condition, liquidity, prospects, growth and strategies; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause actual results to vary from expectations include, but are not limited to: any delays in receiving required regulatory approvals; the Company’s ability to retain and hire key personnel; the risk that disruption resulting from the transaction may adversely affect the Company’s businesses and business relationships, including with employees and suppliers; delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the transaction; the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools; the rate and state of technological change; state requirements related to digital instructional materials; our ability to execute on our Digital First, Connected growth strategy; increases in our operating costs; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Contacts

Investor Relations

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media Relations

Bianca Olson

SVP, Corporate Affairs

(617) 351-3841

bianca.olson@hmhco.com

Houghton Mifflin Harcourt Company
HMH Books & Media Calculation of Billings

Billings (in thousands of dollars)
HMH Books & Media

Years Ended December 31, 2020
Net sales	$191,739
Change in deferred revenue	(103)
HMH Books & Media Billings	$191,636

Billings is an operating measure utilized by the Company derived as shown above.

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